Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of IC Places, Inc., or the Company, hereby certifies, to his knowledge, that:

     (i) the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2011, or the Report, fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 30, 2012	By	/s/ Steven Samblis
Steven Samblis
Chief Executive Officer, President and Chairman (Principal executive officer)

     The foregoing certification is being furnished with the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.